REGISTRATION STATEMENT NO. 333-141564

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 4
Pre-Effective

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sloud, Inc.

(Name of small business issuer in its charter)

Nevada	7371	13-4314229
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.

Gene Sokolov Sloud, Inc. 1900 Campus Commons Dr., Suite 100 Reston, VA 20191 PH (703) 766-6526	Sloud, Inc. 1900 Campus Commons Dr., Suite 100 Reston, VA 20191 PH (703) 766-6526	Glenn E. Goldberg, Esq. Goldberg Law Group, P.A. 200 Central Avenue, Suite 290 Saint Petersburg, Florida 33701 PH 727.898.5200 FX 866.323.6096
(Name, Address and Telephone Number of Principal Offices)	(Name, Address, and Telephone Number of Agent for Service)	(Copies to)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Dollar Amount to be Registered by Selling Shareholders	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock outstanding, at $0.001 par value (2)	2,000,000	$.50	$1,000,000.00	$107.00
Total	2,000,000		$1,000,000.00	$107.00*
* previously paid.

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(2)	The resale, by fourteen (14) selling shareholders, of up to 2,000,000 shares of the Company’s common stock, at $.50 per share, and the proceeds will be received by selling shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and is subject to change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities in any state where the offer of sale is not prohibited.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2008
PRELIMINARY PROSPECTUS

SLOUD, INC.

2,000,000 SHARES
Common Stock

Sloud, Inc. (“Sloud” or the “Company”), headquartered in Reston, Virginia, provides music search and other audio-related computer services based on the actual audio content, rather than verbal description. This prospectus relates to the resale of up to 2,000,000 shares of Slouds’ common stock, $.001 par value, by some of our shareholders. The sale is in connection with:

•	The resale, by fourteen (14) selling shareholders, of up to 2,000,000 shares of the Company’s common stock.

These shareholders are referred to throughout this prospectus as the "selling shareholders." The selling shareholders may sell the common stock covered by this prospectus, from time to time, directly or through agents or dealers, on terms to be determined at the time of sale. Because there is currently no market for our common stock, the prices at which the selling shareholder will sell their shares is a fixed price of $0.50 until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The selling shareholders will receive all of the proceeds from any sales of our common stock made pursuant to this prospectus. Accordingly, we will receive no proceeds from sales of our common stock made pursuant to this prospectus. We are paying the expenses of registering the shares covered by this prospectus and preparing this prospectus, but the selling shareholders will pay any selling expenses incurred by them in connection with the shares of common stock covered by this prospectus.

Prior to this Offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no assurance that our securities will ever trade on the OTC Bulletin Board or other exchange.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate applying for the trading of our common stock on the OTC Bulletin Board upon the effectiveness of this Registration Statement. We will not receive any proceeds from the sale of the common stock being offered. Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

The shares of common stock being offered by this prospectus involve a high degree of risk. You should read the "Risk Factors" section, located on page 8, before you decide to purchase any of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 8, 2008.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 8, 2008

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in the securities discussed under "Risk Factors", and the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

About Us

Sloud, Inc., formerly Sounsation!, Inc., was incorporated on October 10, 2005 in the state of Nevada (hereinafter “Sloud”, “we”, “us”, or the “Company”). Sloud will provide music search and other audio-related computer services based on the actual audio content, rather than verbal description.

Our Business

We plan on offering a broad range of services based on a concept of audio input from users. Instead of services based on keyboard input (typing of words), the users of our services will sing, whistle, and hum musical sequences into a microphone. Our technology will convert sound to music scores and then use it for searching music databases, and for creating musical performances based on a user’s own singing. The services will be targeted for conventional music retailers, online music digital music retailers, emerging mp3 player/juke boxes - cell phone hybrids, and the market for cell phone ring tones. Additionally the company intends to operate an audio search engine website. This website will allow users to efficiently locate a song by singing, whistling, or humming it. Our search engine will return results based on a user sample. The site will allow users to then purchase the song online, or buy the CD as well as various other affiliated services associated with their results.

The Company was founded by Gene Sokolov, who assigned his intellectually property rights to the company at its inception for the issuance of 15,500,000 shares of common stock in the Company. The Intellectual Property Agreement was executed on November 15, 2005.

On November 15, 2005, the Company entered into intellectual property agreements and issued 800,000 shares and 500,000 shares to Sergiy Maruta and Vaelry Lobarev respectively for the assignment of their intellectual property rights.

The Market

Over the last decade recent enhancements in technologies have allowed people to more efficiently locate or find things in their day to day life. Anything from weather information to online directions is at the tip of the finger of almost every average internet user.

One of the most dominant enhancements to date has been the introduction of search engines. These intelligent technologies allow users to efficiently find any relevant textual requests within seconds. Over the last few years search engines have evolved and introduced various search technologies targeted at different forms of media. The main issue has been that all of these technologies have been based on a textual search. Anything that has related to reading or writing has been efficiently indexed and retrieved by the existing search technologies however what these technologies have not been able to do is efficiently index and retrieve audio.

Competition

To the best of our knowledge, there are two companies that offer music search services based on music content: Shazam Entertainment Ltd. and Script Software Inc. All other reviewed services search music by the title of the composition, artist’s name and other similar textual metadata.

These competitors’ technology is based on music “fingerprinting” - reducing the music file to a short sequence of bytes (“fingerprint”) and then comparing the sequence to a database of known “fingerprints”. This technology only works if the given recording is identical to another, pre-indexed recording.

Some peer to peer (“P2P”) music swapping networks utilize hashsums1 based on the content of the music files. The hashsums can be used to verify the integrity of the file and to quickly check if two or more music files are identical. The hashsums do not allow assessing similarity of two music compositions, or even checking if the two compositions are identical if they are recorded in different binary formats.

1 There is a technique in computer science called "hash function". Hash function is a reproducible method of turning some kind of data, like music or text into a (relatively) small number that may serve as a digital "fingerprint" of the data. That "fingerprint" is called "hash sum".

A number of companies offer software products with core functionality similar to Sloud. While the companies already have working products that allow transcribing waveform recordings into musical scripts, all of them are targeting a completely different market.

The common denominator with most of these companies is that their technologies require the recording to be identical to the audio a user is looking for (a person placing a cell phone near the speaker at a disco).

We believe that we face competition from companies selling similar services, such as those listed above, not because the services are comparable to the services we offer, but because they are competing for available consumer funds in the same marketplace. Unlike other competitors in the market, Sloud’s solutions can utilize various audio content, including actual user audio.

Employees and Strategic Advisors

As of the date of this prospectus we have 4 full-time employees. Sloud also utilizes both internal and independent sales forces, as well as a varying number of independent contractors.

Typical Client

The services are targeted at the conventional music stores, selling CDs, online music digital music retailers, emerging mp3 player/juke boxes - cell phone hybrids, and the market for cell phone ring tones. Additionally the company operates an audio search engine website, www.sloud.com. This website allows users to efficiently locate a song by singing, whistling, or humming it. Our search engine returns results based on a user sample. The site allows users to then purchase the song online, or buy the CD as well as various other affiliated services associated with their results.

Our Offices

Our executive offices are located at 1900 Campus Commons Dr., Suite 100, Reston, VA 20191. Our telephone number is 703-766-6526.

Shares Being Registered

The Private Placements

We completed a private placement of securities on November 22, 2005 in which we sold 2,000,000 shares of our common stock at $0.025 per share.

We offered and sold the shares in reliance on Section 4(2) of the Securities Act. In connection with the sale, the selling shareholders represented to us that they were "accredited investors" within the meaning of Regulation D promulgated under the Securities Act.

THE OFFERING

Common stock offered by selling shareholders	2,000,000
Common stock to be outstanding after the offering	19,500,000
Proceeds to the Company	The Company will not receive proceeds from the sale of shares by the selling shareholders.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Estimated Use of Proceeds

The Company will not receive proceeds from the sale of shares by the selling shareholders.

Risk Factors

For a discussion of the risks you should consider before investing in our shares, read the "Risk Factors" section located on page 8.

SUMMARY FINANCIAL DATA

The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

For the Nine Months Ended September 30, 2007 and For the Year Ended December 31, 2006,

and the Period October 10, 2005 (Date of Inception) to December 31, 2006

(Dollar amounts and share data)

	(Unaudited) Three Months Ended September 30, 2007	Year Ended December 31,2006	October 10, 2005 (Date of Inception) to December 31, 2006

Income	$-	$-	$-

Total Operating Expenses	13,147	26,692	27,735

Net Income (Loss)	$(13,147)	$(26,692)	$(27,735)

Balance Sheet Data
December 31, 2006

ASSETS
CURRENT ASSETS
Cash in bank and on hand	$6,605

PROPERTY AND EQUIPMENT, net	792

OTHER ASSETS
Capitalized software development costs, net	14,933

TOTAL ASSETS	$22,330

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$0

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value; 100,000,000 shares authorized, 19,500,000 shares issued and outstanding	19,500
Additional paid-in capital	30,565
Deficit accumulated during the development stage	(27,735)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$22,330

RISK FACTORS

An Investment In Our Common Stock Involves A High Degree Of Risk.

This offering and an investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase any Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, could negatively impact our business, results of operations or financial condition in the future. If any of the following risks and uncertainties develops into actual events, our business, results of operations or financial condition could be adversely affected. In those cases, the trading price of our securities could decline, and you may lose all or part of your investment.

Concentrated Ownership Of Our Common Stock May Allow Certain Security Holders To Exert Significant Influence In Corporate Matters Which May Be Adverse To The Public Investor.

Our principal stockholders, officers and directors own a significant interest in our voting stock and investors may not have any voice in our management, which could result in decisions adverse to our general shareholders.

Dr. Sokolov currently holds over 79% of the issued common stock and our officers and directors, in the aggregate, beneficially own approximately, or have the right to vote, 86% of our outstanding common stock. As a result, these stockholders, acting together, notwithstanding any views of minority holders to the contrary, will have the ability to potentially control all matters submitted to our stockholders for approval including:

election of our board of directors;
removal of any of our directors;
amendment of our Articles of Incorporation or bylaws; and
adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The Timing And Amount Of Capital Requirements Are Not Entirely Within Our Control And Cannot Accurately Be Predicted And As A Result, We May Not Be Able To Raise Capital In Time To Satisfy Our Needs.

If we do not increase our revenue significantly we may need to procure additional financing. If capital is required, we may require financing sooner than anticipated. We have no commitments for financing, and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt.

We Compete With Numerous Larger Competitors, Many Of Which Are Better Financed And Have A Stronger Presence In The Industry Than Ourselves.

We were established in October, 2005. There can be no assurance that we will ever achieve significant revenues or any profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

As many of these firms have significantly stronger name recognition than us, they are in a position to quickly attract clients which are in need of products and services thus adversely impacting our potential pool of clients. Our sales and marketing structure is not proprietary and it would not be difficult for a company to offer similar services. Further, entry into the marketplace by new competitors is relatively easy especially considering their existing presences and their greater resources for financing, advertising and marketing.

We Have A Limited Operating History And Have Losses Which We Expect To Continue In The Future. As A Result, We May Have To Suspend Or Cease Operations.

We were incorporated in October, 2005. Thus, we have little operating history upon which an evaluation of our future success or failure can be made. We have generated minimal revenue since our inception. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to procure new business and generate revenues.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because our minimum operating expenses continue to exceed our projected revenues. Our failure to generate sufficient revenues in the future may cause us to suspend or cease operations.

We Have Key Employees And As A Result We Are Dependent On Their Services And A Loss Of These Key Employees Could Have A Material Adverse Effect Upon Us.

We have key employees that are an integral part of our business. There can be no assurance that these employees will remain with us. In the event that we were to lose any of these employees, there can be no assurances that we would be able to retain qualified staff. Further, we do not maintain any key man life insurance policies on our officers and/or directors. Therefore, the loss of the service of either of our employees could have a material adverse effect upon us.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because We Do Not Intend To Pay Any Cash Dividends On Our Common Stock, Our Stockholders Will Not Be Able To Receive A Return On Their Shares Unless They Sell Them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

that a broker or dealer approve a person's account for transactions in penny stocks; and
the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

obtain financial information and investment experience objectives of the person; and
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

sets forth the basis on which the broker or dealer made the suitability determination; and
that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Make Estimates Of Our Future In Forward-looking Statements.

The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although currently considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update them at any stage. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

Our growth depends in part on the development, production and market acceptance of new products which we cannot assure will happen successfully.

To maintain competitiveness in our industry we must support and enhance our existing products and develop new products in response to market demands. Product development involves a high degree of risk and uncertainty due to unforeseen difficulties and costs. We may not be successful in developing, marketing and releasing new products that we believe are necessary to respond to technological developments, evolving industry standards or changing customer requirements. In addition, our new product enhancements may not adequately meet the requirements of the marketplace and may not achieve the broad market acceptance necessary to generate significant revenues. If the release date of any future products or enhancements is delayed, or if these products or enhancements fail to achieve market acceptance when released, our revenues may decrease, we may not be able to recover our costs and our competitive position may be harmed.

Economic downturns could reduce the level of consumer spending within the music industry, which could adversely affect demand for our products and services.

Consumer spending in the music industry is often discretionary and may decline during economic downturns, when consumers have less disposable income. Our primary focus for domestic growth involves increasing our sales through existing music distribution and retail channels and markets. Consequently, any change in general economic conditions resulting in a significant decrease in music sales could adversely impact our future revenues and earnings.

If a court determines that our technology infringes on third parties’ intellectual property, we will likely face significant costs and we may lose our rights to the technology, which would harm our business.

We may be subject to infringement claims as the number of products and competitors in our industry grows. It is possible that we will inadvertently violate the intellectual property rights of other parties and those third parties may choose to assert infringement claims against us. If we are unsuccessful in any litigation based on a claim of infringement, in addition to exposure to substantial damages, we could be required to expend considerable resources to modify our products, to develop non-infringing technology or to obtain licenses to permit our continued use of the technology that is the subject matter of the litigation. If we are unsuccessful at these endeavors we may be enjoined from using the technology subject to the infringement claim which, depending on its importance to our product line and business, could cause us to incur substantial liabilities and could adversely affect our profits, perhaps significantly. In addition, any future litigation to defend ourselves against allegations that we have infringed the rights of others could result in substantial costs to us, impede the development and sale of the affected product or intellectual property and divert the efforts of our technical and management personnel, even if we ultimately prevail.

As a public company, our administrative costs will be significantly higher than they are now, which will make it more difficult for us to be profitable and cash flow positive. Difficulties in complying with the Sarbanes-Oxley Act and other legal and accounting requirements applicable to public companies could affect our market value.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Commission, has imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Expenses as a result of our being a public company include additional amounts for legal and accounting services, transfer agent fees, additional insurance costs, printing and filing fees and fees for investor and public relations.

We may issue shares of preferred stock in the future, which could depress the price of our stock.

Our corporate charter authorizes us to issue shares of “blank check” preferred stock. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, the rights of the holders of our Common Stock and other securities could be impaired thereby, including, without limitation, with respect to liquidation.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our corporate charter authorizes the issuance of 100,000,000 shares of Common Stock. The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common Stock.

The future issuance of all or part of our remaining authorized but currently unissued Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might cause the price of our Common Stock to decline.

We may fail to remain a going concern, and our independent auditor’s report expresses substantial doubt about Slouds ability to continue as a going concern.

Our independent certified public accountants have included a going concern paragraph in their opinion that expresses substantial doubt about Sloud’s ability to continue as a going concern, and notes that we have generated no revenue, have an accumulated deficit and have a negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our business plan. As a result, our ability to continue as a going concern is dependent upon us operating profitably or raising additional funds.

New corporate governance requirements are likely to increase our costs and make it more difficult to attract qualified directors.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as rules adopted by the Securities and Exchange Commission. We expect that these laws, rules and regulations will increase our legal and financial compliance costs and make some activities more difficult, time-consuming and costly particularly the outside review of our internal controls. We also expect that these new requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. These new requirements are also likely to make it more difficult for us to attract and retain qualified individuals to serve as members of our board of directors or committees of the board.

Because we are not presently subject to the same corporate governance standards as companies listed on registered stock exchanges or NASDAQ, our officers and Directors may have interests adverse to those of the Shareholders.

Registered stock exchanges and NASDAQ have enhanced corporate governance requirements that apply to issuers that list their securities on those exchanges. We plan to apply for the listing of our shares on the OTC Bulletin Board, which does not have comparable requirements. For instance, we are not required to have any independent directors or to adopt a code of ethics. In certain circumstances, management may not have the same interests as the shareholders and conflicts of interest may arise. We do not presently have a policy to resolve conflicts of interest. Notwithstanding the exercise of their fiduciary duties as directors and executive officers and any other duties that they may have to us or our shareholders in general, these persons may have interests different than yours which could adversely affect your investment.

Risks Related to Owning Our Common Stock

There is limited liquidity on the OTC Bulletin Board which may impact your ability to sell your shares.

We plan to apply for listing of our shares on the OTC Bulletin Board. However, merely because a security is listed on the OTC Bulletin Board does not guaranty that there will be any trading volume in our shares. When fewer shares of a security are traded on the OTC Bulletin Board, price volatility may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. If there is low trading volume in our common stock, there may be a lower likelihood of orders for shares of our common stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

Our common stock is subject to the penny stock rules which will limit the market for our common stock and increase the cost of sale because of additional broker compensation.

The term "penny stock" generally refers to low-priced, speculative securities of very small companies such as ours. Before a broker-dealer can sell a penny stock, Securities and Exchange Commission rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement for the transaction. The broker-dealer must furnish the customer with a document describing the risks of investing in penny stocks. The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade. Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer's account. These requirements make penny stocks more difficult to trade and because of the additional services to be performed by the broker will generally result in increased commissions and /or a wider spread between the bid and ask price of the stock. Since our common stock is subject to the penny stock rules, the market liquidity of our common stock may be adversely affected which could limit your ability to sell your shares.

There may be a greater risk of fraud on the OTC Bulletin Board.

OTC Bulletin Board securities are frequently targets for fraud or market manipulation because they are not regulated as closely as securities listed on exchanges. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of market prices. While there is regulation of the OTC Bulletin Board, it is not as comprehensive as the regulation of the listed exchange or NASDAQ. If our shares are listed on the OTC Bulletin Board and this should occur, the value of an investment in our common stock could decline significantly.

You could suffer substantial dilution and our stock price could decline if we issue additional securities in the future or if current holders of our securities choose to sell a large portion of their holdings at the same time.

Our common stock, if listed following our application, may not continue to be traded on the OTC Bulletin Board which may make it more difficult to sell your shares.

We cannot provide any assurance that our common stock, if listed following our application, will continue to trade on the OTC Bulletin Board. To retain our listing, our required SEC reports must be timely filed. There can be no guarantee that our reports will be timely filed, as delays in their filing may be beyond our control, such as a dispute with the auditor or the unavailability of required information. Should our common stock cease to trade on the OTC Bulletin Board and fail to qualify for listing on another stock exchange or trading system, our common stock would be listed for trading only on the "Pink Sheets," which generally provide an even less liquid market than the OTC Bulletin Board. In such event, shareholders may find it more difficult to trade our common stock or to obtain accurate, current information concerning market prices for our common stock, all of which would have a negative effect on the value of your shares.

We do not plan to pay dividends on our common stock.

We do not anticipate paying cash dividends to the holders of our common stock in the foreseeable future. Accordingly, investors in our common stock must rely upon subsequent sales after price appreciation as the sole method to realize a gain on an investment in our common stock. There are no assurances that the price of our common stock will ever appreciate in value particularly if we continue to sustain operating losses. Investors seeking cash dividends should not buy our common stock.

It can be difficult to edit or cancel orders on the OTC Bulletin Board, which may impair your ability to sell our common stock at a favorable price.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed. As a result, it may not be possible to edit orders. Consequently, it may not be possible to sell our common stock at a favorable price.

Increased dealer compensation could adversely affect the price of our common stock.

If our shares are listed on the OTC Bulletin Board, the dealer's spread (the difference between the bid and ask prices) may be larger than that for shares traded on an exchange, and may result in substantial losses to the seller of shares of our common stock on the OTC Bulletin Board if such stock must be sold immediately. Further, purchasers of our shares of common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for shares of our common stock on the OTC Bulletin Board due to the foregoing demand for the shares of our common stock on the OTC Bulletin Board may be decreased or eliminated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, or to reflect any events or circumstances after the date of this prospectus or the date of any applicable prospectus supplement. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements made are reasonable, ultimately we may not achieve such plans, fulfill such intentions or meet such expectations.

We have not authorized any dealer, salesperson or other person to give you any information or to make any representations to you, other than those contained or incorporated by reference in this prospectus, in connection with the offer contained in this prospectus and, if given or made, you should not rely on such information or representations as having been authorized by us.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. In addition, this prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of the documents that we discuss in this prospectus. In making a decision to invest in our common stock, you must rely on your own examination of our company and the terms of the offering and the common stock, including the merits and risks involved.

We are not making any representation to you regarding the legality of an investment in our common stock by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

USE OF PROCEEDS

This prospectus relates to 2,000,000 shares of the Company’s common stock, which may be sold from time to time by the selling shareholders. The Company will not receive any part of the proceeds of the sale of the 2,000,000 shares of common stock currently held by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price has no relationship to any established criteria of value, such as book value or earnings per share. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price was determined arbitrarily.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

Cash	$6,605
Stockholders’ Equity:
Common Stock, $0.001 par value, 100,000,000 shares authorized; 19,500,000 issued and outstanding	19,500
Additional Paid-in Capital	30,565
Retained Earnings (Deficit)	(27,735)
Total Stockholders’ Equity	22,330

Total Capitalization	$28,935

DIVIDEND POLICY

Holders of the common stock our entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefore. We have never declared or paid any cash dividends and currently do not intend to pay cash dividends in the foreseeable future on our shares of common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Payment of future dividends on our common stock will be subject to the discretion of our Board of Directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We commenced operations on October 10, 2005. The following discussion should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This discussion may contain forward-looking statements that could involve risks and uncertainties. For additional information see "Risk Factors".

CRITICAL ACCOUNTING POLICIES:

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Please refer to our financial statements, beginning on Page F-1 of this prospectus, for specific accounting policies pertaining to our operations.

RESULTS OF OPERATIONS:

Substantial positive and negative fluctuations can occur in our business due to a variety of factors, including variations in the economy, and the abilities to raise capital. As a result, net income and revenues in a particular period may not be representative of full year results and may vary significantly in this early stage of our operations. In addition results of operations, which may fluctuate in the future, may be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

Nine Months Ended September 30, 2007

Revenue for the nine months ended September 30, 2007 was $0. We are a development stage company. We were organized in October, 2005 and have not generated revenues to date.

As a result of the above, the net loss for the nine months ended September 30, 2007 was $13,147.

Years Ended December 31, 2006 and 2005

Revenue for the years ended December 31, 2006 and 2005 was $0. We are a development stage company. We were organized in October, 2005 and have not generated revenues to date.

As a result of the above, the net loss for the year ended December 31, 2006 was $26,692.

Plan of Operations for 2008

Our plan of operations for the next twelve months is to release a initial version of video monitoring solution based on acoustic fingerprinting. The solution allows monitoring of user-generated video content for duplicates and copyright infringement. The application is based on acoustic fingerprinting of audio track extracted from the video. The actual video content is not monitored.

An effort will be extended to market this application to Internet video hosting services. Based on feedback engineering will update the product with new features.

Updated version of UB Composer will be released. UB Composer converts voice or other sound to music scores and can save them as MIDI. The updated version will support RIFF audio format and have updated user interface.

The next version of video monitoring solution will be released. This version is expected to monitor both audio and video components of the video content (as opposed to the first version which monitors just the audio component)

A full version of Music Content Inspector will be released. It will support Windows Vista, have updated user interface and some limitations will be removed, such as a limitation on the number of indexed files.

An effort will be extended to market the video monitoring application to video hosting companies and bit torrent search operators.

If the market for our products is accepted, and the Company generates more orders and revenues, we will require additional employees. Continuous research and development may also be required based on user needs and requirements. In order to achieve these goals, we may require additional capital over the next twelve months. Should additional capital be required, the Company will need to obtain such financing.

LIQUIDITY AND CAPITAL RESOURCES:

We have a limited operating history. We are currently operating with insufficient working capital, which, among other things has constrained our ability to market our services. As a result, there can be no assurance that we will be successful in our business model.

IMPACT OF INFLATION:

To date inflationary factors have not had a significant effect on our operations. We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within our industry, the ability to continue to expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers.

DESCRIPTION OF BUSINESS

History and Development

Sloud, Inc., formerly Sounsation! Inc. was incorporated pursuant to the laws of the State of Nevada in October, 2005. Sloud provides music search and other audio-related computer services based on the actual audio content, rather than verbal description. The services are offered to a general audience without need for education in music composition on their behalf.

The company’s core technology is based on conversion of musical and rhythmical sounds into standard musical notation. The company entered into a intellectual property acquisition agreement and acquired its core technology from Dr. Sergey Maruta in exchange for 800,000 shares of the company’s common stock. The acquisition included various audio retrieval technologies that had been under development since 1991. Dr. Maruta and his team of developers joined the management of Sloud, Inc. and have continued with the ongoing development and commercialization of the technology under the Sloud brand name.

Products and Services

We plan on offering a broad range of services based on a concept of audio input from users. Instead of the usual services based on keyboard input (typing of words), the users of our services will sing, whistle, and hum musical sequences into a microphone. Our technology will convert sound to music scores and then use it for searching music databases, and for creating musical performances based on a user’s own singing. The services will be targeted at the conventional music stores, selling CDs, online music digital music retailers, emerging mp3 player/juke boxes - cell phone hybrids, and the market for cell phone ring tones. Additionally the company will operate an audio search engine website. This website will allow users to efficiently locate a song by singing, whistling, or humming it. Our search engine will return results based on a user sample. The site will allow users to then purchase the song online, or buy the CD as well as various other affiliated services associated with their results.

Typical Revenue Producing Transaction

Sloud has been offering music transcription services free of charge to any user during the time period we developed our technology. We believe this has built name recognition while at the same time educating the public that a better music search tool exists. The feedback from users has allowed us to perfect the technology.

At this stage we will be marketing our services through various media outlets in order to receive the necessary support from the public marketplace. While working on the core transcription and search technology, Sloud has begun to sell advertising space on the web site to generate revenues.

Globalization and advances in technology offer significant opportunities for expanding music markets, and entertainment markets in general. We intend to increase our revenues and profitability by capitalizing on these opportunities by implementing the following three strategies:

Add new products and services
License technology to third parties
Pursue select partners and acquisitions.

Add New Products and Services - We intend to develop new products as well as product line extensions based on research and development in collaboration with our customers and licensees.

License technology to third parties - We intend to leverage our existing capacity and scalable technology and business processes to provide a broad range of services to music stores, online and conventional, cell phone providers, providers of cell-phone related services.

Pursue select partners and acquisitions - We plan to supplement our internal growth through the formation of joint ventures, partners and select acquisitions of businesses or technologies that will open the access to our markets or advance our technology. We will seek partners and acquisitions that enable us to enter new markets as well as provide services that we currently do not offer.

Technology
In November, 2005 Sloud, Inc. entered into a Intellectual Property Acquisition Agreement and acquired a portfolio of technologies from Dr. Sergey Maruta in exchange for 800,000 shares of the Company. This portfolio was used to develop an initial Sloud prototype and Sloud products and services. The Portfolio includes:

Technology Voice to MIDI

The technology is realized as a software product. The core system is written in portable C++ programming language and does not depend on any particular operating system. The client interface is written in C++ for Microsoft(R) Windows(TM) family of operating systems. This technology gives Sloud the ability to:

Real-time recognition or voice pitch, based on algorithms without use of Fast Fourier Transform (FFT). The technology can work on systems with severely limited resources, such as smart mobile phones.
Algorithms of pitch correction of recognized sounds with respect to psycho-physiological characteristics of human audio sensory system. The algorithms improve the quality of sound recognition.
Calculation of sound duration and composition of MIDI score based on the recognized sound.
Algorithms of automatic correction of MIDI score in order to remove false scores and improve overall recognition of the music.

MIDI Music Indexing Technology

Technology of indexing MIDI files according to rhythmical and/or melodic components. The technology permits fast search over a large number of MIDI records either by melodic component, or by rhythmic components, or by combination of the two. The algorithm allows for searches based on imprecise search criteria (fuzzy logic) and improves relevancy of Query by Humming (QBH) searches. The technology is based on automatic determination of music channels in MIDI and Karaoke records when the appropriate tags are missing.

The technology is realized as a software application written in C++ and Perl programming languages. It does not depend on any particular operating system. The data is currently indexed in MySQL DBMS (database management system), but any contemporary DBMS can be used.

Technology of Searching by MIDI Fragment

The technology is based on an original search scheme which involves two steps. The first step is the search by the standard DBMS mechanisms which produces a large set of approximate results. In the second step the proprietary search algorithms is used over the list of files defined in the first step. The algorithm finds and ranks music files according to request even when the query contains mistakes in either pitch, or rhythm, or both.

Music samples may have different length, thus the number of allowed errors (such as missed notes, sounds with wrong pitch or duration) in the query depends on the total duration of the sample. The shorter the sample is results in a larger number of records where the sample can be found. Thus the shortest search sample is limited to four notes.

Metadata Search Technology

Proprietary textual search algorithm which permits finding matches even when the query string contains up to 12% of mistyped letters. The algorithm is based on an original scheme for indexing textual samples.

The search is realized as a set of platform-independent Perl CGI (Common Gateway Interface) scripts.

Know-How of Physical and Mathematical Principles of Music Recognition

The musical audio stream is treated as an organized set of waves that are independently analyzed in three domains: amplitude, frequency, and timing.

The mathematical methods are utilized in the search of similarities are based on rank and other sequential statistics. They allow for creation of fast digital algorithms independent of the signal distortion found in the common digital systems, such as GSM cellular phones. For instance, the GSM codec is designed for transmission of human speech and not for transmission of music. Our methods allow for assertive recognition of sounds regardless of their intensity and are stable with respect to noise level.

The analysis of sounds in the three domains opens a possibility for construction of compact (estimated at 10KB per minute of record) highly descriptive indexes of music files. They can be used for fast and efficient searches of large collections of musical records.

The algorithms do not involve Fast Fourier Transform (FFT) found in most other systems. This greatly reduces computational requirements.

Together, these technologies form an efficient audio retrieval system based on human voice.

Music search

An applet (Active X control) is placed on a web page. The applet records sound from a microphone, attached to a computer. The recorded sound is streamed to the web server with Sloud engine. The engine transcribes audio data and performs a search for similar sequences in a database of known music. The user is presented with a list of music titles similar to his singing. Depending on the type of the site, the titles may be accompanied either by commercials advertising goods or services related to the titles, or by direct offers to purchase CD recordings containing the found titles, digital media (MP3, WMA etc.), download ring tones to a cell phone etc.

The user may also hear his singing performed as a flute or any other musical instrument of his/her choice. Revenue is anticipated to be earned either by selling advertising space, or as a percentage of sales, or by licensing technology to music stores.

Cell phone music identification, search, and composition

The cell phone owner dials a special number, then brings the phone to the source of music or sings into the phone. The Sloud engine will transcribe the music. Depending on the type of the number dialed, it will either presents the user with a list of music titles with options to buy them, or a list of professionally-recorded ring tones to download, or with several ring tones automatically composed specifically from the user’s own performance.

The anticipated revenue to Sloud is earned by charging a fee for access to the service, and by licensing the service to third parties and mobile carriers.

Metering service for content owners
When the music content is played over broadcast networks, Sloud technology will be utilized to automatically attribute the content. The content providers can use this automatic attribution in order to calculate the license fees. The revenue for Sloud is anticipated to be generated by licensing technology to content owners.

We anticipate that the Sloud technology can be used in multiple applications. As the Company evolves so will its technology and the solutions we offer.

The Market

Music is the world's universal form of communication. It has been estimated to be a $40 billion global market annually, and the U.S. recording industry accounts for approximately $14 billion.

Over the last decade recent enhancements in technologies have allowed people to more efficiently locate or find things in their day to day life. Anything from weather information to online directions is at the tip of the finger of almost every average internet user.

One of the most dominant enhancements to date has been the introduction of search engines. These intelligent technologies allow users to efficiently find any relevant textual requests within seconds. Over the last few years search engines have evolved and introduced various search technologies targeted at different forms of media. The main issue has been that all of these technologies have been based on a textual search. Anything that has related to reading or writing has been efficiently indexed and retrieved by the existing search technologies however what these technologies have not been able to do is efficiently index and retrieve audio.

Competition

To the best of our knowledge, there are two companies that offers music search services based on music content - Shazam Entertainment Ltd. and ScriptSoftware Inc. All other reviewed services search music by the title of the composition, artist’s name and other similar textual metadata.

These competitors’ technology is based on music “fingerprinting” - reducing the music file to a short sequence of bytes (“fingerprint”) and then comparing the sequence to a database of known “fingerprints”. This technology only works if the given recording is identical to another, pre-indexed recording.

Some P2P music swapping networks utilize checksums based on the content of the music files. The checksums can be used to verify the integrity of the file and to quickly check if two or more music files are identical. The checksums do not allow assessing similarity of two music compositions, or even checking if the two compositions are identical if they are recorded in different binary formats.

The common denominator with most of these companies is that their technologies require the recording to be identical to the audio a user is looking for (a person placing a cell phone near the speaker at a disco).

We believe that we face competition from companies selling similar services, such as those listed above, not because the services are comparable to the services we offer, but because they are competing for available consumer funds in the same marketplace. Unlike other competitors in the market, Sloud’s solutions can utilize various audio content, including actual user audio.

Employees and Strategic Advisors

As of the date of this prospectus we have 4 full-time employees. Sloud also utilizes both internal and independent sales forces, as well as a varying number of independent contractors.

Our Offices

Our executive offices are

The company leases an office located 1900 Campus Commons Dr., Suite 100, Reston, VA 20191. Out telephone number is 703-766-6526.  The company pays rent in the amount $110 per month pursuant to a lease that commenced January 1, 2007.  Also, the company leases an office in Kharkov pursuant to a lease arrangement with the landlord where monthly lease payments are offset by programming and administration work provided to the landlord by Sloud.

Governmental Regulations

We are not aware of any existing or probable governmental regulations which will have a material effect on our business.

Seasonality

We have not found our business to be seasonal in nature.

Legal Proceedings
We are not a party to any pending legal proceeding nor are any legal actions contemplated by us at this time.

MANAGEMENT

Officers and Directors

Presently, Sloud has a total of three officers and directors.

The following table sets forth the name and, as of September 30, 2007, age and position of each officer and director of our company.

Name	Age	Position
Gene L. Sokolov, P.H.D.	39	Chairman and CEO
Dr. Sergey Marta	49	COO and Director
Valerie Lobaryev, M.S.	54	CTO and Director

Background of Executive Officers, Directors and Significant Employees

Gene L. Sokolov PhD D. - Gene Sokolov is the founder and CEO of Sloud, Inc. Dr. Sokolov has always been interested in music composition and the combination of music and computers. In 1997 he began the development of a desktop tool that would convert voice into structured computer code. In October 2005 Sloud entered into an agreement with Dr. Sergey Maruta and his team of developers to acquire all of their technologies and ongoing product developments. Dr. Sokolov graduated from Moscow State University in 1991 with a Masters in Physical Chemistry (Cum Laude). In 1996 Dr. Sokolov received his Ph. D. in Physical Chemistry from Stony Brook University in New York.

Dr. Sokolov was issued 15,500,000 shares of Common stock I the company at its inception as founder and for his assignment of interest in the intellectual property rights to this technology.

Dr. Sergey Marta - Dr. Marta joined Sloud in the fall of 2005 and became the Chief Operating Officer. Dr. Marta has been researching the concept of human-compatible audio technologies for over a decade. He has headed the Laboratory of Exclusive Music Technologies since 1995 where he has focused on linguistics, automatic translation, structured data, mechanism of formation of meaning in complex signals, such as music and speech. Dr. Marta has researched and developed principles of human-compatible musical features for music individual selection and synthesis and has created models for multilevel structuring of information. Dr. Marta graduated from Khaki Medical School in 1980 with an M.D.degree. From 1986-1989 he was involved in medical treatment of victims of the Chernobyl nuclear disaster. In 1990 he created and headed a Medical research laboratory in Kharkov with a division in Kiev. The laboratory focused on human cardiovascular system and developed equipment for pulse diagnostics.

Valeriy Lobaryev, M.S. - Mr. Lobaryev is the CTO of Sloud, Inc. He joined the company in October 2005. Mr. Lobaryev has been researching and developing human-compatible audio technologies at the Laboratory of Exclusive Music Technologies since 1991. He is the head of product development and engineering at Sloud and is the lead developer of the technology that fuels the system. Mr. Lobaryev graduated from the Department of Radio-Physics at Kiev State University with a Masters of Science in Quantum Radio-Physics and electronics in 1980. From 1982 to 1985 he worked as a staff researcher for the Kiev Polytechnic Institute in the field of Magneto-Optical data storage. From 1986-1992 he worked as the Chief of Radio-Physical Research Technology at Vidguk research facility in Kiev. Mr. Lobaryev has headed the development of medical diagnostic equipment and Microwave Resonance Therapy Technology. From 1991 to 2005 Mr. Lobaryev worked for the Laboratory of Exclusive Music Technologies.

Compensation of Directors

We do not pay our Directors any fees in connection with their role as members of our Board. Our Directors are reimbursed for travel and out-of-pocket expenses in connection with attendance at Board meetings. Each board member serves for a one year term until elections are held at each annual meeting.

Employment Agreements

There are currently no Employment Agreements in place.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our Officers as of September 30, 2007.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary*	Bonus	Securities Underlying Options	All Other Compensation*
Gene L. Sokolov, PhD.	2007	$1	-	-	-
	2006	1	-	-	-
	2005	1	-	-	-

Dr. Sergey Marta	2007	1	-	-	-
	2006	1	-	-	-
	2005	1	-	-	-

Valerie Lobaryev, M.S.	2007	3,000	-	-	-
	2006	3,000	-	-	-
	2005	500	-	-	-
           * Salaries for 2007 are annualized amounts. Management also received shares of common stock under an intellectual property agreement as previously stated in this document.

Option Grants During Last Fiscal Year

No options have been issued to Officers and/or Directors.

Other

No director or executive officer is involved in any material legal proceeding in which he is suing us or in which he will receive a benefit from the legal proceedings.

CODE OF ETHICS

As we presently have a minimal number of employees, we have not yet found the need to adopt a code of ethics. However, it is our intent to adopt such a code with respect to our executive officers once we have a minimum of 10 full-time employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For a description of employment contracts with executive officers, please refer to the section entitled Executive Compensation - Employment Agreements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of Incorporation and by-laws provide that our directors and officers will not be personally liable to us or our stockholders for monetary damages due to the breach of a fiduciary duty as a director or officer. Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, does not of itself prevent indemnification so long as the officer or director acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, or, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

In addition, Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action or suit brought by us or by our stockholders on our behalf, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. However, indemnification is prohibited as to any suit brought in our right in which the director or officer is adjudged by a court to be liable to us.

To the extent that the officer or director is successful on the merits in any proceeding pursuant to which such person is to be indemnified, we must indemnify him against all actual and reasonable expenses incurred, including attorney's fees.

The foregoing indemnity provisions will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and require us to indemnify officers and directors to the fullest extent permitted by law.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

SELLING SHAREHOLDERS

Certain persons who own shares of our stock are also listed as selling stockholders in this Registration Statement. These selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Selling Stockholders acquired their shares pursuant to a private placement, 2,000,000 shares of common stock at $0.025 per share, pursuant to the private placement.  With respect to the private placements, Sloud, Inc. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding “accredited investors”), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and (vi) each of the parties is a sophisticated purchaser and had full access to the information on Sloud, Inc. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

The following table sets forth certain information regarding beneficial ownership of our common stock by the Selling Stockholders as of September 30, 2007. The table further sets forth (i) the name of each Selling Stockholder who is offering the resale of shares of common stock, (ii) the number of shares of common stock that may be sold in this offering; (iii) the number of shares of common stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each Selling Stockholder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each Selling Stockholder. The percentage of beneficial ownership reported in the following table is based upon 19,500,000 shares of our common stock which were outstanding on September 30, 2007. Except as noted below, none of the Selling Stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

The Selling Stockholders are offering, by this prospectus, as of the date of this prospectus, as indicated in the following table, an aggregate of 2,000,000 shares of our common stock presently held by the Selling Stockholders. To our knowledge, none of the selling shareholders are broker dealers.  The Company will not receive any proceeds from the resale of the common stock by the Selling Shareholders.

Name	Shares of Common Stock Owned by Selling Shareholders	Percentage of Common Stock Owned Before the Offering	Shares of Common Stock Included in the Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering
Michael Bleyhkman (3)	200,000	1.03%	200,000	-	0.00%
Larisa Rozenberg (3) (4)	150,000	0.77%	150,000	-	0.00%
Dmitry Schvenderman	150,000	0.77%	150,000	-	0.00%
Alex Wainberg	150,000	0.77%	150,000	-	0.00%
Alex Begun	150,000	0.77%	150,000	-	0.00%
Stephan Lisakovish	150,000	0.77%	150,000	-	0.00%
Karl Kolchir	150,000	0.77%	150,000	-	0.00%
Nina Beider	150,000	0.77%	150,000	-	0.00%
Igor Tzitron	150,000	0.77%	150,000	-	0.00%
Natalia Engels	150,000	0.77%	150,000	-	0.00%
Tatiana Metelitsa	150,000	0.77%	150,000	-	0.00%
Evgeny Buchkov	150,000	0.77%	150,000	-	0.00%
Shakhna Rozenberg (4)	150,000	0.77%	150,000	-	0.00%
Total Shares	2,000,000	10.26%	2,000,000	-	0.00%

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days.

(2)	Assumes that all securities offered hereby will be sold.
(3)	Michael Bleyhkman and Larisa Rozenberg are husband and wife.
(4)	Shakhna Rozenberg and Larisa Rozenberg are father and daughter.

USE OF PROCEEDS

This prospectus relates to 2,000,000 shares of the Company’s common stock which may be sold from time to time by the selling shareholders. The Company will not receive any part of the proceeds of the sale of 2,000,000 common stock currently held by the selling shareholders.

DETERMINATION OF OFFERING PRICE

As there is no public market for our shares of common stock, we fixed the offering price of the shares hereby offered by looking at similar indexes and companies to gain direction from their offering price.  Mainly the offering price was arbitrarily determined. There is no relationship whatsoever between the offering price for the shares offered hereby and our assets, earnings, book value or any other objective criteria of value.

DILUTION
 Not applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2007 information regarding the beneficial ownership of our common stock by each of the officers and officers. As of September 30, 2007, there were 19,500,000 shares of our common stock outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned Before the Offering	Number of Shares Included in the Prospectus	Percentage of Shares Beneficially Owned After the Offering Assuming All Shares are Sold
Gene Sokolov, Ph. D.	15,500,000	79.49%	-	15,500,000
Dr. Sergey Maruta	800,000	4.10%	-	800,000
Valerie Lobaryev	500,000	2.56%	-	500,000

All Officers and Directors as a Group	16,800,000	86.15%	-	16,800,000

There are no current shareholders, aside from Officers and Directors listed above, that beneficially own more than 5% of our Common Stock as of September 30, 2007.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock does not purport to be complete and is subject to our Articles of Incorporation, as amended, and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which 19,500,000 shares were issued and outstanding as of September 30, 2007.

Warrants

As of September 30, 2007, we have no warrants outstanding.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Common Stock

Holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

As of September 30, 2007 we have 19 shareholders.

Dividend

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Shares Eligible for Future Sale

Upon completion of this offering, we will have 19,500,000 shares of common stock outstanding. Of these shares, 2,000,000 shares of common stock will be freely tradable without further restriction or further registration under the Securities Act, as amended, accept for those shares purchased by an "affiliate" of Sloud (in general, a person who has a control relationship with Sloud) which will be subject to the limitation of Rule 144 adopted under the Securities Act. The remaining shares (17,500,000) are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Transfer Agent and Registrar

Our transfer agent is Island Stock Transfer, located in St. Petersburg, Florida.

Resale Restrictions

All of our shares of common stock issued prior to this offering are "restricted securities" as this term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the U.S. in the absence of registration other than in accordance with Rule 144 under the Securities Act of 1933, as amended, or another exemption from registration. In general, under Rule 144 as currently in effect, any of our affiliates or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned our common shares which are treated as restricted securities for at least one (1) year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our outstanding common shares (approximately 195,000 shares based upon the number of common shares expected to be outstanding after the offering) or the reported average weekly trading volume in our common shares during the four weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to manner of sale restrictions and notice requirements and to the availability of current public information concerning our company. In addition, affiliates of our company must comply with the restrictions and requirements of Rule 144 (other than the one (1) year holding period requirements) in order to sell common shares that are not restricted securities (such as common shares acquired by affiliates in market transactions). Furthermore, if a period of at least two (2) years has elapsed from the date restricted securities were acquired from us or from one of our affiliates, a holder of these restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three (3) months prior to such sale would be entitled to sell the shares immediately without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, domes, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares are sold in a private transaction prior to the stock trading on a stock exchange, such sales must be at fixed price as described in the prospectus ($.50) until shares of our common stock are quoted, if at all, on the OTC Bulletin Board. Thereafter, the selling security holders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling security holder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a done or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions commissions and similar selling expenses, if any, that can be attributed to the sale of Securities, will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder's business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M as applicable to such Selling Stockholders in connection with the resale of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities pursuant to the terms of the Registration Rights Agreement.

LEGAL MATTERS

The validity of the shares has been passed upon for us by our counsel, Goldberg Law Group, PA.

EXPERTS

The financial statements of Sloud appearing in this registration statement have been audited by Melby & Guarino, CPA’s, P.A. our independent auditor.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN, WHICH SUCH OFFER, OR SOLICITATION IS UNLAWFUL.

WHERE YOU CAN FIND MORE INFORMATION

The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC’s public reference room located at 100 F Street, NE, Washington, DC 20549., or any of the SEC’s other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC’s web site at www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

FINANCIAL STATEMENTS

SLOUD, INC.

INDEX

Nine Months ended September 30, 2007

Page(s)
Financial Statements:
Balance Sheets	F-1
Statement of Operations and Changes in Retained Earnings (Deficit)	F-2
Statement of Cash Flows	F-3
Notes to Financial Statement	F-4

Year Ended December 31, 2006 and the Period
October 10, 2005 (Date of Inception) to December 31, 2006

SLOUD, INC.
(A Development Stage Company)

BALANCE SHEET

September 30, 2007 and 2006

b

	(Unaudited)
	2007	2006
Assets

Cash	$108	$27,453

Computer equipment	842	-
Accumulated depreciation	(80)	-
	762	-

Query by Humming	14,200	14,200
Music record matching	6,400	-
	20,600	14,200

Accumulated amortization	(12,287)	(1,278)
	8,313	12,922

Total assets	$9,183	$40,375

Liabilities and Stockholders’ Equity (Deficit)

Stockholders’ equity
Common stock, $.001 par value; 100,000,000 shares Authorized, 19,500,000 shares issued and outstanding	$19,500	$19,500
Additional paid-in capital	30,565	30,565
Deficit accumulated during the development stage	(40,882)	(9,690)

Total liabilities and stockholders’ equity (deficit)	$9,183	$40,375

SLOUD, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS AND CHANGES IN RETAINED EARNINGS (DEFICIT)

Nine Months Ended September 30, 2007 and 2006

	(Unaudited)
	2007	2006

Income	$-	$-

Operating expenses
Salaries and wages	-	2,560
Depreciation and amortization	6,630	1,000
Professional fees	4,224	5,000
Advertising	173	-
Other operating expenses	2,109	-
Bank charges	11	87
Total operating expenses	13,147	8,647

Net loss before provision for income taxes	(13,147)	(8,647)

Provision for income taxes	-	-

Net loss	(13,147)	(8,647)

Retained earnings (deficit) at beginning of period	27,735	1,034

Retained earnings (deficit) at end of period	$(40,882)	$(9,690)

See accompanying notes and auditors’ report

SLOUD, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2007 and 2006

	(Unaudited)
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,147)	$(8,647)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,650	1,000
Cash provided by (used for):
NET CASH (USED IN) OPERATING ACTIVITIES	(6,497)	(7,647)

CASH FLOW FROM INVESTING ACTIVITIES
Payments for software development costs	-	(4,200)

NET CASH USED BY INVESTING ACTIVITIES	-	(4,200)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of stock	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH	(6,497)	(11,847)

CASH AT BEGINNING OF PERIOD	6,605	39,300

CASH AT END OF PERIOD	$108	$27,453

Supplementary Information

Taxes paid	$-	$-

Interest paid	$-	$-

SLOUD, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Nine Months Ended September 30, 2007 and 2006

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations and Ownership

Sloud, Inc. (the Company) is a Nevada corporation established on October 10, 2005. It is a company focusing on the research and development of tools to simplify music search, comparison, and composition over the internet. The Company has developed proprietary technology that uses a human voice to efficiently locate and retrieve sound, enabling music search and other audio-related computer services based on actual audio content. Instead of the usual services based on keyboard input (typing of words), the users of the Company's services will sing, whistle, and hum musical sequences into a microphone. The Company's technology converts the sound to music scores and then uses it to search music databases. The Company plans to utilize this technology to operate an audio search engine website which will allow users to efficiently locate a song by singing, whistling, or humming it. Once the song is identified, the website will allow users to then purchase the song online, or buy the CD as well as various other affiliated services associated with the results.

Development Stage Activities

The Company is in the development stage, and has not had any revenues to date. In the Fall of 2005, the Company found a team of Ukrainian programmers who had a software product that demonstrated music recognition technology. In November, 2005 the programmers were hired as contractors and issued stock for their intellectual property. From November, 2005 until March, 2006, the product was refined and repackaged, and in March, 2006 the product known as Query by Humming (QbH) was released. The product cannot be sold or leased to individual users because it has a very small backend music database. The product is being marketed to music stores and technology companies who already have the music database.

In April, 2006 the Company started research and development on the product, Music Records Matching (MRM), or more commonly known as acoustic fingerprinting. The first demo application was developed by August, and it was sent to several companies for testing.

From August through October, 2006 the Company further refined the Query by Humming technology and released a desktop version trademarked as US Composer. It is distributed as shareware, and a full version is priced at $99.95.

In late-October, 2006 the Company started working on a packaged desktop version of the Music Records Matching technology, called Music Content Inspector. The product is scheduled for release in May, 2007.

SLOUD, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Going Concern

As the Company is in the development stage, the long-term viability of the Company's business plan is still uncertain. The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. Management feels there are adequate outside sources of additional operating capital to continue operations, albeit at possibly reduced levels, for the next several years.

Income Taxes

The Company is taxed as a corporation. Losses will be carried over to future years to offset future profits. The Company has established a valuation allowance for the full tax benefit of the net operating loss carryover due to the uncertainty regarding realization.

Cash Equivalent

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Equipment and Depreciation

Equipment is stated at cost. Depreciation is computed over estimated useful lives of five years using the straight-line depreciation methods.

For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred.

Software and Software Development Costs

The Company has incurred costs for developing software for sale or lease. The costs incurred internally in creating the software product were charged to expense until technological feasibility was established for the product. Technological feasibility was established upon completion of a working model. Thereafter, all software production costs were capitalized and reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized over three years, which is the estimated economic life of the product which is the estimated life of the revenue streams expected to be realized.

SLOUD, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses for the nine months ended September 30, 2007 and 2006 were $173 and $0, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2: PROPERTY & EQUIPMENT

A summary of the major classifications of property and equipment at September 30, 2007 and 2006 consists of the following:

	2007	2006
Computers and accessories	$842	$-
Less accumulated depreciation	(80)	-
Net property and equipment	$762	$-

Depreciation expense for the nine months ended September 30, 2007 and 2006 was $80 and $0, respectively.

 NOTE 3: OTHER ASSETS

 A summary of the major classifications of intangible assets at September 30, 2007 and 2006 consists of the following:

	2007	2006
Capitalized software development costs	$20,600	$14,200
Less accumulated amortization	(12,287)	(1,278)
Total	$8,313	$12.922

Amortization expense for the quarters ended September 30, 2007 and 2006 was $6,630 and $1,000, respectively.

NOTE 4: INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the Company to recognize income tax benefits and liabilities for loss carryforwards and other income tax assets and liabilities. The tax benefits must be reduced by a valuation allowance in certain circumstances.

Realization of the deferred tax benefits is dependent on generating sufficient taxable income prior to expiration of any net operating loss carryforwards (NOL’s). The deferred tax assets are reviewed periodically for recoverability, and valuation allowances are adjusted as necessary. Management believes it is more likely than not that the recorded deferred tax assets, net of valuation allowance provided, will be realized.

Under the provisions of SFAS No. 109, the components of deferred income tax assets and liabilities recognized in the Company’s balance sheet at September 30, 2007 were as follows:

Deferred tax assets:
Net operating loss carryforwards	$6,853
Deferred tax assets	6,853

Deferred tax liabilities:	-
6,853
Less valuation allowance	(6,853)
Net deferred tax assets	$-

The deferred tax asset related to net operating loss (NOL) carryforwards represents the tax effect for total NOL’s created at a 35% rate for federal NOL’s and all applicable rates for state NOL’s.

The valuation allowance for deferred tax assets is equal to the total of the deferred tax asset due to questions regarding realization due to lack of sales and being a developmental stage company.

The following is a reconciliation of the income tax expense (benefit) computed by applying the federal statutory income tax rate to net income (loss) before income taxes to the income tax provision shown on the Statements of Operations:

Nine Month Ended September 30, 2007
Federal expense (benefit) computed at 35%	$(4,601)
Federal surtax exemptions	2,623
State and local income taxes, net of federal income tax expense	(657)
Change in deferred tax asset valuation allowance allocated to income tax expense (benefit)	2,635
$-

During 2005, the Company issued 17,500,000 shares of common stock in exchange for intellectual property valued at $17,500 developed by the Company’s initial shareholders.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company's administrative office and support are provided by entities controlled by one of Company's stockholders at no charge. There is no formal agreement to continue this arrangement.

Melby & Guarino, C.P.A.’s, P.A.
Certified Public Accountants

111 2nd Avenue, NE, Suite 707 · St. Petersburg, FL 33701-3871 · Telephone (727) 821-4900 · Fax: (727) 897-9364

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sloud, Inc.
Reston, VA

We have audited the accompanying balance sheet of Sloud, Inc. (A Development Stage Company) as of December 31, 2006 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended and for the period from October 10, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Sloud, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year then ended and for the period from October 10, 2005 (inception) to December 31, 2006 in conformity with U.S. generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary schedule on page 11 is presented for purposes of additional analysis and is not a required part of the basic financial statements. The information in the schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As the Company has yet to generate any revenues and is still in the development stage, the viability of the Company’s business plan and the marketability of its products are still uncertain. This raises doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Melby & Guarino, CPA’s, P.A.
St. Petersburg, Florida

April 19, 2007

SLOUD, INC.
(A Development Stage Company)

BALANCE SHEET

December 31, 2006

Assets

Current assets
Cash in bank and on hand	$6,605

Property and equipment, net	792

Other assets
Capitalized software development costs, net	14,933

Total assets	$22,330

Liabilities and Stockholders’ Equity (Deficit)

Liabilities	$-

Stockholders’ equity (deficit)
Common stock, $.001 par value; 100,000,000 shares authorized, 19,500,000 shares issued and outstanding	19,500
Additional paid-in capital	30,565
Deficit accumulated during the development stage	(27,735)
Total stockholders' equity (deficit)	(22,338)

Total liabilities and stockholders’ equity (deficit)	$22,330

See accompanying notes and auditors’ report

SLOUD, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Year Ended December 31, 2006, and the Period
October 10, 2005 (Date of Inception) to December 31, 2006

	Year Ended December 31, 2006	October 10, 2005 (Date of Inception) to December 31, 2006

Income	$-	$-

Operating expenses
Other operating expenses	20,170	20,935
Depreciation and amortization	5,439	5,717
Advertising and promotion	1,083	1,083
Total operating expenses	26,692	27,735

Net loss before provision for income taxes	(26,692)	(27,735)

Provision for income taxes	-	-

Net loss	$(26,692)	$(27,735)

Loss per shares	$(0.001)	$(0.001)

Weighted average common shares	19,500,000	18,281,250

See accompanying notes and auditors’ report

SLOUD, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

Period from October 10, 2005 (Date of Inception)
to December 31, 2006

	Date	Common Stock	Additional Paid-In Capital	Retained Deficit	Total Stockholders' Equity
Issuance of 17,500,000 shares of common stock, par value $.001, in exchange for intellectual property	11-14-2005	$17,500	$-	$-	$17,500

Sale of 2,000,000,000 shares of common stock, par value $.001	11-22-2005	2,000	30,565	-	32,565

Net loss for the two months ended December 31, 2005		-	-	(1,043)	(1,043)

Balance at December 31, 2005		19,500	30,565	(1,043)	(49,022)

Net loss for the year ended December 31, 2006		-	-	(26,692)	(26,692)

Balance at December 31, 2006		$19,500	$30,565	$(27,735)	$22,330

See accompanying notes and auditors’ report

SLOUD, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

Year Ended December 31, 2006 and the Period
October 10, 2005 (Date of Inception) to December 31, 2006

	Year Ended December 31, 2006	October 10, 2005 (Date of Inception) to December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(26,692)	$(27,735)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,439	5,717
Cash provided by (used for):
NET CASH PROVIDED BY OPERATING ACTIVITIES	(21,253)	(22,018)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of equipment	(842)	(842)
Payments for software development costs	(10,600)	(20,600)

NET CASH USED BY INVESTING ACTIVITIES	(11,442)	(21,442)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of stock	-	50,065

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	50,065

NET INCREASE (DECREASE) IN CASH	(32,695)	6,605

CASH AT BEGINNING OF PERIOD	39,300	0

CASH AT END OF PERIOD	$6,605	$6,605

Supplementary Information

Taxes paid	$-	$-

Interest paid	$-	$-

See accompanying notes and auditors’ report

SLOUD, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2006 and the Period
October 10, 2005 (date of Inception) to December 31, 2006

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations and Ownership

Sloud, Inc. (the Company) is a Nevada corporation established on October 10, 2005. It is a company focusing on the research and development of tools to simplify music search, comparison, and composition over the internet. The Company has developed proprietary technology that uses a human voice to efficiently locate and retrieve sound, enabling music search and other audio-related computer services based on actual audio content. Instead of the usual services based on keyboard input (typing of words), the users of the Company’s services will sing, whistle, and hum musical sequences into a microphone. The Company’s technology converts the sound to music scores and then uses it to search music databases. The Company plans to utilize this technology to operate an audio search engine website which will allow users to efficiently locate a song by singing, whistling, or humming it. Once the song is identified, the website will allow users to then purchase the song online, or buy the CD as well as various other affiliated services associated with the results.

Development Stage Activities

The Company is in the development stage, and has not had any revenues to date. In the Fall of 2005, the Company found a team of Ukrainian programmers who had a software product that demonstrated music recognition technology. In November, 2005 the programmers were hired as contractors and on November 15, 2005, were issued stock for their intellectual property. From November, 2005 until March, 2006, the product was refined and repackaged, and in March, 2006 the product known as Query by Humming (QbH) was released. The product cannot be sold or leased to individual users because it has a very small backend music database. The product is being marketed to music stores and technology companies who already have the music database.

In April, 2006 the Company started research and development on the product, Music Records Matching (MRM), or more commonly known as acoustic fingerprinting. The first demo application was developed by August, and it was sent to several companies for testing.

From August through October, 2006 the Company further refined the Query by Humming technology and released a desktop version trademarked as UB Composer. It is distributed as shareware, and a full version is priced at $99.95.

In late-October, 2006 the Company started working on a packaged desktop version of the Music Records Matching technology, called Music Content Inspector. The product is scheduled for release in May, 2007.

SLOUD, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Going Concern

As the Company is in the development stage, the long-term viability of the Company’s business plan is still uncertain. The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan. Management feels there are adequate outside sources of additional operating capital to continue operations, albeit at possibly reduced levels, for the next several years.

Income Taxes

The Company is taxed as a corporation. Losses will be carried over to future years to offset future profits. The Company has established a valuation allowance for the full tax benefit of the net operating loss carryover due to the uncertainty regarding realization.

Cash Equivalent

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Equipment and Depreciation

Equipment is stated at cost. Depreciation is computed over estimated useful lives of five years using the straight-line depreciation methods.

For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred.

Software and Software Development Costs

The Company has incurred costs for developing software for sale or lease. The costs incurred internally in creating the software product were charged to expense until technological feasibility was established for the product. Technological feasibility was established upon completion of a working model. Thereafter, all software production costs were capitalized and reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized over three years, which is the estimated economic life of the product which is the estimated life of the revenue streams expected to be realized.

SLOUD, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses for the year ended December 31, 2006 were $1,083.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2 - PROPERTY & EQUIPMENT

A summary of the major classifications of property and equipment at December 31, 2006 consists of the following:

Computers and accessories	$842
Less accumulated depreciation	(50)
Net property and equipment	$792

Depreciation expense for the year ended December 31, 2006 was $50.

NOTE 3: OTHER ASSETS

A summary of the major classifications of intangible assets at December 31, 2006 consists of the following:

Capitalized software development costs	$20,600
Less accumulated amortization	(5,667)
Total	$14,933

Amortization expense for the year ended December 31, 2006 was $5,389.

NOTE 4: INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the Company to recognize income tax benefits and liabilities for loss carryforwards and other income tax assets and liabilities. The tax benefits must be reduced by a valuation allowance in certain circumstances.

Realization of the deferred tax benefits is dependent on generating sufficient taxable income prior to expiration of any net operating loss carryforwards (NOL’s). The deferred tax assets are reviewed periodically for recoverability, and valuation allowances are adjusted as necessary. Management believes it is more likely than not that the recorded deferred tax assets, net of valuation allowance provided, will be realized.

Under the provisions of SFAS No. 109, the components of deferred income tax assets and liabilities recognized in the Company’s balance sheet at December 31, 2006 were as follows:

Deferred tax assets:
Net operating loss carryforwards	$5,365
Deferred tax assets	5,365

Deferred tax liabilities:	-
5,365
Less valuation allowance	(5,365)
Net deferred tax assets	$-

The deferred tax asset related to net operating loss (NOL) carryforwards represents the tax effect for total NOL’s created at a 35% rate for federal NOL’s and all applicable rates for state NOL’s.

The valuation allowance for deferred tax assets is equal to the total of the deferred tax asset due to questions regarding realization due to lack of sales and being a developmental stage company.

The following is a reconciliation of the income tax expense (benefit) computed by applying the federal statutory income tax rate to net income (loss) before income taxes to the income tax provision shown on the Statements of Operations:

Federal expense (benefit) computed at 35%	$(9,342)
Federal surtax exemptions	5,338
State and local income taxes, net of federal income tax expense	(1,361)
Change in deferred tax asset valuation allowance allocated to income tax expense (benefit)	5,365
$-

NOTE 5: RELATED PARTY TRANSACTIONS

The Company's administrative office and support are provided by entities controlled by one of Company's stockholders at no charge. There is no formal agreement to continue this arrangement.

SUPPLEMENTARY INFORMATION

SLOUD, INC.
(A Development Stage Company)

SUPPLEMENTAL INFORMATION

Year Ended December 31, 2006 and the Period
October 10, 2005 (Date of Inception) to December 31, 2006

	Year Ended December 31, 2006	October 10, 2005 (Date of Inception) to December 31, 2006

OTHER OPERATING EXPENSES
Salaries and wages	$11,770	$12,523
Professional fees	$5,288	$5,288
Consultant fees	$1,030	$1,030
Meals and entertainment	$896	$896
Office expenses and postage	$654	$654
Bank service charges	$340	$352
Vehicle expenses	$192	$192

TOTAL OTHER OPERATING EXPENSES	$20,170	$20,935

See auditors’ report

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors.

Sloud, Inc.'s Certificate of Incorporation permits indemnification to the fullest extent permitted by Nevada law. Sloud, Inc.’s by-laws require Sloud to indemnify any person who was or is an authorized representative of Sloud, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of Sloud, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Sloud and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. Sloud shall also indemnify any person who was or is an authorized representative of Sloud and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of Sloud, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Sloud, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Sloud unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which any court shall deem proper. Such indemnification is mandatory under Sloud’s by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of Sloud has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the shareholders. Sloud currently does not maintain a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sloud pursuant to the foregoing provisions, Sloud has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

Expense	Amount
Registration Fee	$500
Printing and Engraving Expenses	$5,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$25,000
Transfer Agent’s Fees and Expenses	$2,000
Miscellaneous	$8,500
Total	$46,000

Item 26. Recent Sale of Unregistered Securities.

Set forth below is information regarding the issuance and sales of Sloud, Inc.’s common stock without registration during the last three (3) years. No such sales involved the use of an underwriter.

The Company was founded by Gene Sokolov, who assigned his intellectually property rights to the company at its inception for the issuance of 15,500,000 shares of common stock in the Company. The Intellectual Property Agreement was executed on November 15, 2005.   On November 15, 2005, the Company entered into intellectual property agreements and issued 800,000 shares and 500,000 shares to Sergiy Maruta and Vaelry Lobarev respectively for the assignment of their intellectual property rights.

On November 22, 2005, the Company issued 2,000,000 shares of common stock to certain investors, sold pursuant to a private placement, 2,000,000 shares of common stock at $0.025 per share, pursuant to the private placement.  With respect to the private placements, Sloud, Inc. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding “accredited investors”), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and (vi) each of the parties is a sophisticated purchaser and had full access to the information on Sloud, Inc. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

ITEM 27. Exhibits

Exhibit No.	Description
3.1	Certification of Incorporation of the Registrant (1)
3.2	By-laws of the Registrant (1)
4.1	Specimen Common Stock Certificate (1)
5.1	Consent and Opinion of Goldberg Law Group, P.A.
23.1	Consent of Independent Auditor

(1)	Exhibit filed with this registration on Form SB-2, as originally filed on March 23, 2007

Item 28. Undertakings.

(a) The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Reston, State of Virginia, on February 8, 2008.

Sloud, Inc.
/s/ Gene Sokolov
By: Gene Sokolov, President, CEO, Chairman of the Board

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Sloud, Inc.

/s/ Gene Sokolov	Dated: February 8, 2008
By: Gene Sokolov, President, CEO, Chief Accounting Officer and Chairman of the Board

/s/ Sergey Marta	Dated: February 8, 2008
By: Sergey Marta, COO, Director

/s/ Valarie Lobaryev	Dated: February 8, 2008
By: Valarie Lobaryev, CTO, Director